			Exhibit 99.1
Case Name: Interstate Bakeries
Corporation & All Subsidiaries		Case No: 04-45814-jwv-11

Consolidated Monthly Operating Report Summary
For The Four Weeks Ended and as of September 23, 2006
REVENUE
Gross Income			$226,038,883
Less Cost of Goods Sold			110,380,429
Ingredients, Packaging & Outside Purchasing	$56,542,734
Direct & Indirect Labor	42,155,241
Overhead & Production Administration	11,682,454
Gross Profit			115,658,454

OPERATING EXPENSES
Owner - Draws/Salaries	-
Selling & Delivery Employee Salaries	53,526,371
Advertising and Marketing	2,287,933
Insurance (Property, Casualty, & Medical)	11,954,445
Payroll Taxes	4,439,776
Lease and Rent	3,343,554
Telephone and Utilities	1,177,249
Corporate Expense (Including Salaries)	6,067,400
Other Expenses	28,802,951	(i)
Total Operating Expenses			111,599,679
EBITDA			4,058,775
Restructuring & Reorganization Charges	2,523,706	(ii)
Depreciation and Amortization	5,434,159
Abandonment	183,704
Other( Income)/Expense	(596)
Gain/Loss Sale of Prop	-
Interest Expense	3,745,697
Operating Income (Loss)			(7,827,895)
Income Tax Expense (Benefit)	(291,417)
Net Income (Loss)			$(7,536,478)

CURRENT ASSETS
Accounts Receivable at end of period			$146,359,266
Increase (Decrease) in Accounts Receivable for period			766,564
Inventory at end of period			68,105,474
Increase (Decrease) in Inventory for period			824,340
Cash at end of period			102,458,888	(iii)
Increase (Decrease) in Cash for period			(12,741,066)	(iii)
Restricted Cash			14,912	(iv)
Increase (Decrease) in Restricted Cash for period			14,912

LIABILITIES
Increase (Decrease) Liabilities Not Subject to Compromise			(10,242,138)
Increase (Decrease) Liabilities Subject to Compromise			(1,220,162)
Taxes payable:
Federal Payroll Taxes	$9,522,567
State/Local Payroll Taxes	3,940,938
State Sales Taxes	713,996
Real Estate and
Personal Property Taxes	11,107,465
Other (see attached supplemental schedule)	4,002,040
Total Taxes Payable			29,287,006

See attached supplemental schedule for footnoted information.

IBC
Other Taxes Payable - Supplemental Schedule
for period ended
September 23, 2006

Description	Amount

Use Tax	$634,967
Accr. Franchise Tax	1,116,312
Other Taxes	2,250,761

Total Other Taxes Payable	$4,002,040

	4th period	YTD
(i) Other Expenses included the following items:
Employee benefit costs	13,462,312	54,858,046
Facility costs (excluding lease expense)	920,820	4,186,515
Distribution/transportation costs	11,666,246	47,831,214
Local promotional costs	821,455	3,726,938
Miscellaneous	1,932,118	8,568,923
	$28,802,951	$119,171,636

(ii) Restructuring and reorganization expenses for the period included:
Restructuring expenses
(Gain)/loss on sale of assets	0	(1,200,180)
Asset impairments	0	23,875
Other	137,942	1,141,673
Reorganization expenses
Professional fees	2,368,913	10,301,559
Interest income	(27,410)	(1,186,185)
Adjustments to lease rejection expense	700	83,975
KERP & restructuring bonus plans	299,582	1,198,330
(Gain)/loss on sale of assets	(256,021)	(808,514)
	$2,523,706	$9,554,533

(iii) We have reclassified in accordance with GAAP our negative book cash balances for certain of the banks at which we maintain accounts. Accordingly, the ending cash balances of $102.5 million at September 23, 2006 does not reflect $24.9 million of issued and outstanding checks classified in accounts payable. Had we not implemented this accounting reclassification, our reported cash balance would have been $77.6 million.

(iv) Restricted cash represents cash held as collateral pursuant to IBC's debtor-in-possession credit facility.

Note: Capital expenditures for the period totaled approximately $1.3 million. Fiscal year-to-date capital spending through September 23, 2006 totaled $4.6 million. These expenditure levels are significantly lower than historic capital spending levels prior to the commencement of the pending bankruptcy reorganization proceedings.

EXPLANATORY NOTES TO THE INTERSTATE BAKERIES CORPORATION

CONSOLIDATED MONTHLY OPERATING REPORT

DATED AS OF SEPTEMBER 23, 2006

1.

This consolidated Monthly Operating Report (MOR), reflecting results for the four-week period ended September 23, 2006 and balances of and period changes in certain of the Company’s accounts as of September 23, 2006, is preliminary, unaudited and subject to material change prior to the filing of the Company’s 2006 and 2007 Annual Reports on Form 10-K and the fiscal 2006 and 2007 Quarterly Reports on Form 10-Q with the Securities and Exchange Commission (SEC). This MOR is being provided to the Bankruptcy Court and the U.S. Trustee pursuant to requirements under Local Rule 2015-2 C.

2.

This MOR is not audited and will not be subject to audit or review by our external auditors on a stand-alone basis at any time in the future. This MOR does not reflect certain normal quarterly adjustments that are generally reflected upon review of major asset and liability accounts prior to the end of each quarterly filing period. In addition, items included in these results for the period ended September 23, 2006 may relate to different periods or fiscal years and such items may be reflected in different quarters and fiscal years when the Company files its fiscal 2006 and 2007 Annual Reports on Form 10-K and its fiscal 2006 and 2007 Quarterly Reports on Form 10-Q.

Due to the timing impact of the foregoing, results for both prior periods and this period as presented in the MORs are not necessarily indicative of the actual results for such periods that would have been reported if all such matters were allocated to all periods in the appropriate quarter. Accordingly, each period reported in the MORs should not be viewed on a stand-alone basis, but rather in the context of previously reported periods as well.

The table below summarizes selected financial results as reported on the Monthly Operating Reports for the four-week and year-to-date periods ended September 23, 2006.

	Four Weeks Ended September 23, 2006	Year-to-Date September 23, 2006

Gross Income	$226,038,883	911,241,981
Less: Cost of Goods Sold	110,380,429	449,343,419
Gross Profit	115,658,454	461,898,562
Less: Operating Expenses	111,599,679	450,514,183
EBITDA	4,058,775	11,384,379

Restructuring and Reorganization Charges	2,523,706	9,554,533
Depreciation and Amortization	5,434,159	21,877,997
Other (Income)/Expense	(596)	(76,172)
Abandonment	183,704	401,571
Interest Expense	3,745,697	16,158,730
Operating Loss	(7,827,895)	(36,532,280)
Income Tax Expense (Benefit)	(291,417)	(1,165,669)

Net Loss	$(7,536,478)	$(35,366,611)

3.

This MOR is not prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) with regard to the following items (which list is not purported to be inclusive of every reason for non-GAAP compliance of this report):

a.

The Company has not completed the process of reconciling and identifying its pre- and post-petition liabilities and those liabilities that will be subject to compromise. As such, liabilities classified as subject to compromise may change materially in future reports.

b.

We have not yet completed our fiscal 2006 and 2007 quarterly reviews for impairment. We may be required to reflect additional impairment charges related to our intangibles, namely trademarks and trade names, as well as to our income tax assets, property, plant and equipment and other operating assets.

c.	This MOR does not include certain financial statements and explanatory footnotes, including disclosures required under GAAP.

d.	This MOR is presented in a format providing information required under local rule and incorporating measurements used for internal operating purposes, rather than a GAAP-based SEC reporting format.

e.

Certain items related to results presented herein are under research and may impact results presented in future monthly reports. This MOR, as presented, may not be revised or corrected for such changes/adjustments. In addition, the MOR does not reflect certain normal quarterly adjustments as described above.

4.	The Company has not yet completed the preparation of its fiscal 2006 financial statements and further work on these financials could impact results as presented.

5.	The following items are included in liabilities subject to compromise at period end:

(In thousands)
Trade accounts payable	$129,263
Deferred compensation plan liabilities	3,383
Supplemental executive retirement plan (SERP) liabilities	10,621
Legal reserves	12,980
Domestic and income taxes payable	7,826
General liability claims not collateralized	6,887
Convertible bonds and accrued interest	100,667
Settlement of capital lease transaction	6,124
Pre-petition outstanding checks	1,124
Operating lease rejections	3,319
Other	5,953
$288,147

Such items may be reflected differently in future financial statements based upon future reconciliation and settlement of pre-petition liabilities.

6.

As of September 23, 2006 the Company had not borrowed under its $200 million debtor-in-possession credit facility, which is subject to a borrowing base formula based on its level of eligible accounts receivable, inventory, certain real property and reserves. The credit facility was utilized to support the issuance of letters of credit primarily in support of the Company’s insurance programs. As of September 23, 2006 there were $104.9 million of letters of credit outstanding under the debtor-in-possession credit facility, which were partially collateralized by $14,912 of restricted cash as shown on the MOR. The amount of the credit facility available for borrowing was $78.7 million as of September 23, 2006. In addition to the borrowing base formula, each borrowing under the debtor-in-possession credit facility is subject to its terms and conditions, including the absence of an event of default thereunder.